INVESTOR PRESENTATION Q4 2025 Speakers: McKeel Hagerty, Chief Executive Officer and Chairman Patrick McClymont, Chief Financial Officer

HAGERTY Q4 2025 | 2 Forward Looking Statements / Non-GAAP Financial Measures This presentation contains statements that constitute “forward- looking statements” within the meaning of the federal securities laws. All statements we provide, other than statements of historical fact, are forward-looking statements, including those regarding our future operating results and financial position, our business strategy and plans, products, services, and technology implementations, market conditions, growth and trends, expansion plans and opportunities, and our objectives for future operations. The words “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “ongoing,” “contemplate,” and similar expressions, and the negatives of these expressions, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations about future events, which may not materialize. Actual results could differ materially and adversely from those anticipated or implied in our forward-looking statements. These factors include, among other things, our ability to: (i) compete effectively within our industry and attract and retain insurance policyholders and paid Hagerty Drivers Club (“HDC”) subscribers; (ii) maintain key strategic relationships with our insurance distribution and underwriting carrier partners; (iii) prevent, monitor, and detect fraudulent activity; (iv) manage risks associated with disruptions, interruptions, outages, or other issues with our technology platforms or use of third- party services;(v) accelerate the adoption of our membership and marketplace products and services, as well as any new insurance programs and products we offer; (vi) successfully implement the fronting arrangement consummated with Markel and realize the anticipated benefits while also managing the increased exposure to underwriting volatility, catastrophes, reinsurance counterparty risk, and legal, compliance, and regulatory risks resulting from the shift to Hagerty Re assuming 100% of the risk for policies written through this arrangement; (vii) underwrite and price new products, including Enthusiast+, consistent with expected loss ratios and risk tolerances; (viii) execute Broad Arrow’s private sale, auction, and financing strategies; (ix) manage the cyclical nature of the insurance business and broader macroeconomic conditions, including inflation, interest rates, and potential recessionary pressures; (x) achieve our investment objectives and avoid losses in our investment portfolio; (xi) address unexpected increases in the frequency or severity of claims, including catastrophe losses; and (xii) comply with numerous laws and regulations applicable to our business, including without limitation state, federal, and foreign laws relating to insurance and rate increases, privacy and cybersecurity, marketing and advertising, digital services, accounting matters, tax, anti-money laundering, and economic sanctions. The forward-looking statements in this presentation represent our views as of the date hereof. You should not rely on forward-looking statements as predictions of future events. We operate in a very competitive and rapidly changing environment and new risks emerge from time to time. This presentation should be read in conjunction with the information included in our filings with the SEC and press releases. Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods. In addition, this presentation contains certain “non-GAAP financial measures”. The non-GAAP measures are presented for supplemental informational purposes only. These financial measures are not recognized measures under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP are provided in the appendix to this presentation. On the cover: Rear-engined, forward-thinking, 1969 Porsche 911E. PHOTOGRAPHER: JAMES LIPMAN

Exceeded Initial 2025 Outlook*

	INITIAL 2025 OUTLOOK (AS OF 3/4/25)*	ACTUAL 2025 RESULTS
Total Revenue Growth	$1,344M-$1,356M (12% - 13%)	$1,456M (+17%)
Written Premium Growth	$1,180M-$1,191M (13% - 14%)	$1,194M (+14%)
Net Income[1]	$102M - $110M (30% - 40%)	$149M (+91%)
Adjusted EBITDA[2, 3]	$150M - $160M (21% - 29%)	$237M (+46%)

* Hagerty shared the initial 2025 Outlook on the fourth quarter 2024 earnings call on March 4, 2025.

[1] Full year 2025 Net Income includes (i) the benefit from the $42 million release of a portion of our valuation allowance, partially offset by a $32 million loss related to the change in value of the TRA liability; and (ii) a $21 million pre-tax reserve reduction in the fourth quarter primarily related to favorable development for the 2024 accident year and improvement in current accident year experience.

[2] As a result of our transition to Article 7 reporting standards, Net investment income is reported as a component of revenue and is no longer an adjustment in our reconciliation from Net Income to Adjusted EBITDA. Net investment income was $39 million for both 2024 and 2025, and 2024 Adjusted EBITDA has been recast accordingly. Growth of +46% is relative to 2024 Adjusted EBITDA of $162 million.

[3] See Appendix for additional information regarding this non-GAAP financial measure.



→ A 1979 Toyota Land Cruiser ready for adventure.

PHOTOGRAPHER: JAMES LIPMAN

HAGERTY Q4 2025 | 3

HAGERTY Q4 2025 | 4 FULL YEAR 2025 Highlights 1 Full year 2025 and 2024 Total Revenue includes total Net investment income and Net investment gains of $42 million in each period. 2 Full year 2025 Net Income includes (i) the benefit as a result of the release of a portion of our valuation allowance of $42 million, partially offset by a $32 million loss related to the change in value of the TRA liability; and (ii) a $21 million pre-tax reserve reduction, primarily related to favorable development for the 2024 accident year and improvement in current accident year experience. Net Income in the prior year includes a $9 million loss as a result of a change in the fair value and settlement of our warrant liabilities. 3 See Appendix for additional information regarding this non-GAAP financial measure. The moment before the shift—where the fun starts in a 1971 Alfa Romeo GTV. PHOTOGRAPHER: CAMERON NEVEU Total Revenue1 growth of 17% to $1,456 million 1. Commission and Fee growth of 15% 2. Written Premium growth of 14% » Added 371,000 new members in 2025 3. Membership and other revenue growth of 4% 4. Marketplace revenue growth of 119% » Expansion into Europe and higher level of inventory sales Strong growth in profitability: 1. Income before taxes of $139 million compared to $94 million (+49%) » Improved income before tax margin by approximately 200 bps 2. Net Income2 of $149 million compared to $78 million (+91%) 3. Adjusted EBITDA3 of $237 million compared to $162 million (+46%) Evolved Markel arrangement where Hagerty controls 100% of the premium as of January 1, 2026 Combined ratio of ~87%, including a $21 million reduction in reserves Signed new partnership with Liberty Mutual to offer enhanced collectible car insurance to Liberty Mutual and Safeco customers Executed secondary offering from Kim Hagerty’s estate, enhancing trading volumes

Double policies in force to 3.0 million by 2030 INVESTING IN OUR MEMBER-CENTRIC APPROACH TO DELIVER COMPOUNDING PROFIT GROWTH: » Implement Markel fronting arrangement with 100% quota share and realize anticipated benefits » Accelerate insurance growth with State Farm rollout » Leverage technology to enhance agent distribution and accelerate business-to-business efforts » Further invest in our claims handling expertise for members » Refine Hagerty Drivers Club value proposition and leverage our unique and authentic car culture » Invest in technology and Duck Creek implementation HAGERTY Q4 2025 | 5 → The last true analog hypercar: 2004 Porsche Carrera GT. PHOTOGRAPHER: JAMES LIPMAN 2026 Priorities

HAGERTY Q4 2025 | 6 FULL YEAR 2025 Financial Highlights 1 Hagerty Re’s Combined Ratio is the ratio of (i) Hagerty Re’s losses, loss adjustment expenses, and underwriting expenses to (ii) its earned premium. Loss and loss adjustment expenses includes the $21 million of reserve reductions in the fourth quarter of 2025 primarily related to favorable development for the 2024 accident year and improvement in current accident year experience. 2 See Appendix for additional information regarding this non-GAAP financial measure. GROWTH PERSISTENCE PROFITABILITY Approximately 200 bps improvement in income before taxes margin $1,456M TOTAL REVENUE +17% $139M INCOME BEFORE TAXES +49% $149M NET INCOME +91% $1,194M WRITTEN PREMIUM +14% $237M ADJUSTED EBITDA2 +46% $0.41 BASIC EARNINGS PER SHARE 39.3% LOSS RATIO 86.6% COMBINED RATIO1 88.7% RETENTION

Revenue Components

Sustained double-digit gains



TOTAL REVENUE
Millions
Q4
FULL YEAR
Earned premium in Hagerty Re
Commission and fee revenue[1]
Membership + other revenue
Marketplace revenue
Net investment income
19% GROWTH
$301
$10
$16
$18
$89
$168
$357
$11
$29
$19
$106
$193
GROWTH
12%
80%
8%
18%
14%
2024
2025
17% GROWTH
$1,242
$41
$55
$79
$423
$643
$1,456
$42
$119
$82
$486
$727
GROWTH
1%
119%
4%
15%
13%
2024
2025

FULL YEAR 2025 HIGHLIGHTS

Commission and fee revenue (+15%)

- Written premium growth 14%
- Policies in Force retention of 89%

Earned premium in Hagerty Re (+13%)

- Contractual quota share[2] ~80% in 2025
- Quota share increased to 100% effective January 1, 2026 under the Markel Fronting Arrangement

Marketplace revenue (+119%)

- Expansion into Europe and additional private sales transactions

Membership and other revenue (+4%)

- Membership revenue growth of 10%

Net investment income (+1%)

- $39 million of Net investment income and $3 million of Net investment gains

[1] Includes base commissions, payment plan fees and contingent underwriting commissions.

[2] Currently applies to U.S. classic auto programs. Generally described as an arrangement where underwriting risk and profit is shared proportionately.

HAGERTY Q4 2025 | 7

HAGERTY Q4 2025 | 8 Fourth Quarter Earnings Analysis Delivering compounding profit growth FOURTH QUARTER NET INCOME1 FOURTH QUARTER ADJUSTED EBITDA2 1 Q4 2023 Net Income includes $1 million of expense due to restructuring and a $13 million gain as a result of a change in the fair value of our warrant liabilities. Q4 2025 Net Income includes a $21 million pre-tax reserve reduction, primarily related to favorable development for the 2024 accident year and improvement in current accident year experience. 2 Adjusted EBITDA now includes Net investment income of $9 million in Q4 2023 and 2024, and $10 million in Q4 2025. See Appendix for additional information regarding this non-GAAP financial measure. Q4 2024 $29 $8$9 Q4 2024 $57 $29 $18 Q5 2024Q4 2024 $29 $8$9 Q4 2024 $57 $29 $18 Q5 2024Q4 2023 Q4 2025 Q4 2023 4 5

HAGERTY Q4 2025 | 9 YTD Q4 2023 YTD Q4 2024 YTD Q4 2025 YTD Q4 2023 YTD Q4 2024 YTD Q4 2025 1 2023 Net Income includes a $12 million gain as a result of a change in the fair value of our warrant liabilities and $9 million of expense due to restructuring. 2024 Net Income includes a $9 million net loss as a result of a change in the fair value and settlement of our warrant liabilities, and $24 million of pre-tax losses from hurricane activity. 2025 Net Income includes (i) the benefit as a result of the release of a portion of our valuation allowance of $42 million partially offset by a $32 million loss related to the change in value of the TRA liability; and (ii) a $21 million fourth quarter pre-tax reserve reduction, primarily related to favorable development for the 2024 accident year and improvement in current accident year experience. 2 Adjusted EBITDA now includes Net investment income of $27 million in 2023 and $39 million in 2024 and 2025. See Appendix for additional information regarding this non-GAAP financial measure. Full Year 2025 Earnings Analysis Delivering sustained profit growth FULL YEAR 2025 NET INCOME1 FULL YEAR 2025 ADJUSTED EBITDA2 Full Yr $149 $78 $28 Full Yr $237 $162 $114 Full Yr $149 $78 $28 Full Yr $237 $162 $114

2026 Outlook

Sustained compounding growth

IN THOUSANDS	2025 RESULTS	2026 OUTLOOK ($)		2026 OUTLOOK (%)	
		LOW END	HIGH END	LOW END	HIGH END
Total Written Premium	$1,193,548	$1,373,000	$1,385,000	15%	16%
Total Revenue[1]	$1,456,389	$1,280,000	$1,300,000	(12)%	(11)%
Net Income (Loss)[2, 3]	$149,225	$(51,000)	$(41,000)	N/M	N/M
Adjusted EBITDA[4]	$236,791	$236,000	$247,000	—%	4%

[1] Revenue guidance reflects the accounting impact of the Markel Fronting Arrangement. Beginning in 2026, we now control the Markel book of business with the benefit of our MGA services received by Hagerty Re and not Markel. As a result commission revenue and the associated ceding commission expense for policies issued through the Markel Fronting Arrangement will be eliminated in consolidation. Although we expect the arrangement to result in increased profitability (as reflected in Adjusted EBITDA), reported commission revenue and ceding commission expense will be significantly lower than prior periods, affecting period-to-period comparability. 2025 commission revenue associated with our alliance agreement with Markel was $437 million and ceding commission expense related to the Company's reinsurance quota share agreement with Markel was $344 million in 2025.

[2] The projected Net Loss includes approximately $190 million of transitional, non-cash costs related to the Markel Fronting Arrangement representing deferred ceding commissions paid to Markel in 2025 for policies written prior to January 1, 2026, which will be fully amortized ratably over the remaining term of those policies throughout 2026. This amortization will decline from approximately $90 million in Q1 2026 to approximately $10 million in Q4 2026 as 2025 policies expire. Excluding these transitional costs, we expect 2026 to reflect underlying profitability improvement.

[3] Full year 2025 Net Income includes (i) the benefit from the $42 million release of a portion of our valuation allowance, partially offset by a $32 million loss related to the change in value of the TRA liability; and (ii) a $21 million pre-tax reserve reduction in the fourth quarter, primarily related to favorable development for the 2024 accident year and improvement in current accident year experience.

[4] See Appendix for additional information regarding this non-GAAP financial measure.

N/M = Not meaningful

→
1970 Datsun 240Z and
1990 Mazda MX-5 Miata:
Two generations, same idea: light, simple, and fun on a great road.

PHOTOGRAPHER: JAMES LIPMAN



HAGERTY Q4 2025 | 10

HAGERTY Q4 2025 | 11 RECONCILIATION OF NON-GAAP METRICS | 2026 OUTLOOK Net Income (Loss) to Adjusted EBITDA IN THOUSANDS 2026 Low 2026 High Net Loss1 ($51,000) ($41,000) Interest expense and other, net2 5,000 5,000 Income tax expense 33,000 34,000 Depreciation and amortization 40,000 40,000 Share-based compensation expense 19,000 19,000 Markel fronting arrangement transition costs 190,000 190,000 Adjusted EBITDA $236,000 $247,000 1 The projected Net Loss includes approximately $190 million of transitional, non-cash costs related to the Markel Fronting Arrangement representing deferred ceding commissions paid to Markel in 2025 for policies written prior to January 1, 2026, which will be fully amortized ratably over the remaining term of those policies throughout 2026. This amortization will decline from approximately $90 million in Q1 2026 to approximately $10 million in Q4 2026 as 2025 policies expire. Excluding these transitional costs, we expect 2026 to reflect underlying profitability improvement 2 Excludes interest expense related to the BAC Credit Facility, which is recorded within “Sales expense” in the Consolidated Statements of Operations * See Appendix for the definition on Adjusted EBITDA

Appendix

QUARTERLY KEY PERFORMANCE INDICATORS

	Q1 2025	Q2 2025	Q3 2025	Q4 2025	TOTAL 2025
Total Written Premium *(thousands)*	$244,327	$355,985	$334,048	$259,188	$1,193,548
Hagerty Re Loss Ratio	42.0%	42.3%	42.0%	31.4%	39.3%
Hagerty Re Combined Ratio	88.5%	89.6%	89.6%	79.4%	86.6%
New Business Count (Insurance)	55,309	87,872	114,513	113,509	371,203
Total Revenue *(thousands)*[1]	$328,336	$379,309	$391,418	$357,326	$1,456,389
Income Before Taxes *(thousands)*	$32,782	$53,363	$13,337	$39,700	$139,182
Net Income *(thousands)*	$27,293	$47,202	$46,171	$28,559	$149,225
Basic Earnings per Share	$0.07	$0.09	$0.18	$0.06	$0.41
Diluted Earnings per Share	$0.07	$0.09	$0.11	$0.06	$0.37
Adjusted EBITDA[2] *(thousands)*	$48,151	$72,644	$59,352	$56,644	$236,791
Adjusted Net Income[2] *(thousands)*	$25,352	$43,449	$33,540	$30,236	$132,577
Adjusted Diluted Earnings per Share[2]	$0.07	$0.12	$0.09	$0.08	$0.37
Policies in Force[3]	1,524,927	1,559,798	1,617,231	1,684,935	1,684,935
Policies in Force Retention[3]	89.0%	88.7%	88.6%	88.7%	88.7%
Vehicles in Force[3]	2,609,209	2,664,611	2,739,037	2,819,179	2,819,179
HDC Paid Member Count[3]	889,390	907,963	920,725	929,895	929,895

[1] Revenue includes Net investment income and Net investment gains.

[2] See Appendix for additional information regarding these non-GAAP financial measures.

[3] Metrics measured as of the end of the period.

HAGERTY Q4 2025 | 13

HAGERTY Q4 2025 | 14 REVENUE COMPONENTS BY QUARTER $ In Millions 117 127 140 147 152 158 166 168 169 178 187 193 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 75 110 103 78 89 129 116 89 100 143 137 106 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 27 24 33 20 31 27 42 34 50 48 56 48 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 COMMISSION + FEE REVENUE1 EARNED PREMIUM IN HAGERTY RE MEMBERSHIP, MARKETPLACE + OTHER REVENUE 1 Includes base commissions, payment plan fees and contingent underwriting commissions.

RECONCILIATION OF NON-GAAP METRICS

Net Income to Adjusted EBITDA

IN THOUSANDS	Q1 - Q3 2025	Q4 2025	YTD 2025
Net income	**$120,666**	**$28,559**	**$149,225**
Interest expense and other, net[1, 2]	39,039	1,857	40,896
Income tax (benefit) expense[3]	(21,184)	11,141	(10,043)
Depreciation and amortization	27,734	9,790	37,524
EBITDA	**166,255**	**51,347**	**217,602**
Net investment gains	(2,151)	(913)	(3,064)
Interest expense related to State Farm Term Loan[4]	(1,545)	(515)	(2,060)
Share-based compensation expense	14,627	4,281	18,908
Other unusual items[5]	2,961	2,444	5,405
Adjusted EBITDA	**$180,147**	**$56,644**	**$236,791**

[1] Excludes interest expense related to the BAC Credit Facility, which is recorded within "Sales expense" in the Consolidated Statements of Operations.
[2] Principally includes interest expense and changes in the value of the TRA liability, which totaled $32 million during the year ended December 31, 2025.
[3] Income tax (benefit) expense for the year ended December 31, 2025 includes a $42 million benefit related to the release of a portion of the valuation allowance against our deferred tax assets.
[4] Interest expense related to the State Farm Term Loan is charged against Adjusted EBITDA as it is directly attributable to the operations of Hagerty Re.
[5] For the year ended December 31, 2025, other unusual items includes certain legal settlement expenses, professional fees associated with the THG Unit Exchange and related Secondary Offering, and certain material severance expenses.

Adjusted EBITDA

We define EBITDA as consolidated Net Income, excluding Interest expense and other, net, Income tax expense (benefit), and Depreciation and amortization. We define Adjusted EBITDA as EBITDA, further adjusted to (i) exclude net investment gains and losses; (ii) deduct interest expense related to the State Farm Term Loan; (iii) exclude net gains and losses related to our warrant liabilities prior to the Warrant Exchange; (iv) exclude share-based compensation expense; and when applicable, exclude (v) restructuring, impairment and related charges; (vi) gains, losses and impairments related to divestitures; and (vii) certain other unusual items.

How This Measures is Useful

When used in conjunction with GAAP financial measures, Adjusted EBITDA is a supplemental measure of operating performance that we believe is a useful measure to evaluate our performance period over period and relative to our competitors and peers. Management uses Adjusted EBITDA to evaluate our operating performance on a consistent basis, as it removes the impact of items not directly resulting from our core operations. We believe the presentation of Adjusted EBITDA provides securities analysts, investors, and other interested parties with a supplemental view of our operating performance that enhances their understanding of our business and our results operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives.

Limitations of the Usefulness of This Measure

Adjusted EBITDA may differ from similarly titled measures used by other companies due to different methods of calculation, which could reduce the usefulness of this non-GAAP financial measure when comparing our performance to that of other companies. Presentation of Adjusted EBITDA is not intended to be considered in isolation or a substitute for, or superior to, the financial information prepared in accordance with GAAP.

HAGERTY Q4 2025 | 15

HAGERTY Q4 2025 | 16 IN THOUSANDS Q1 - Q3 2024 Q4 2024 YTD 2024 Q1 - Q3 2025 Q4 2025 YTD 2025 Prior presentation of Adjusted EBITDA $104,605 $19,868 $124,473 $153,066 $47,137 $200,203 Net investment income 29,920 9,329 39,249 28,626 10,022 38,648 Interest expense related to State Farm Term Loan (1,545) (515) (2,060) (1,545) (515) (2,060) Current presentation of Adjusted EBITDA $132,980 $28,682 $161,662 $180,147 $56,644 $236,791 As a result of our transition to the Article 7 reporting standards, Net investment income is reported as a component of revenue and is no longer an adjustment in our reconciliation from Net Income to Adjusted EBITDA. In addition, interest expense related to the State Farm Term Loan is now deducted from Adjusted EBITDA as it is directly attributable to Hagerty Re, which generates a significant portion of our Net investment income. This table presents a reconciliation of Adjusted EBITDA as presented in prior periods in accordance with Article 5, to the current presentation in accordance with Article 7. ADJUSTED EBITDA PRIOR PERIOD RECONCILIATION

RECONCILIATION OF NON-GAAP METRICS

Adjusted Net Income and Adjusted Diluted EPS

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,	
	2025	2024	2025	2024
	in thousands (except per share amounts)			
Numerator:				
Net income attributable to Class A Common Stockholders	$6,924	$1,230	$41,463	$9,590
Adjustments:				
Accretion of Series A Convertible Preferred Stock	1,902	1,875	7,555	7,427
Net income attributable to non-controlling interest	19,733	5,335	100,207	61,286
Net investment gains	(913)	(412)	(3,064)	(2,223)
Loss related to warrant liabilities, net	—	—	—	8,544
Change in TRA Liability	(40)	280	32,235	1,602
Gain related to divestiture	—	—	—	(87)
Other unusual items [1]	2,444	344	5,405	1,880
Tax impact of above adjustments [2]	186	2,214	(51,224)	(11,815)
Adjusted Net Income	$30,236	$10,866	$132,577	$76,204
Denominator:				
Weighted average shares of Class A Common Stock outstanding — Diluted	102,321	90,032	346,973	88,504
Adjustments:				
Assumed exchange of non-controlling interest THG units for shares of Class A Common Stock	245,554	255,178	—	255,328
Assumed conversion of shares of Series A Convertible Preferred Stock into shares of Class A Common Stock	6,785	6,785	6,785	6,785
Assumed vesting of share-based compensation awards	6,445	8,101	7,062	7,162
Adjusted weighted average shares of Class A Common Stock outstanding — Diluted	361,105	360,096	360,820	357,779
Adjusted Diluted EPS	$0.08	$0.03	$0.37	$0.21
Diluted earnings per share	$0.06	$0.01	$0.37	$0.10
Impact of assumed exchange, conversion, or vesting of remaining potentially dilutive securities [3]	0.02	0.01	0.05	0.12
Non-GAAP adjustments [4]	—	0.01	(0.05)	(0.01)
Adjusted Diluted EPS	$0.08	$0.03	$0.37	$0.21

Adjusted Net Income and Adjusted Diluted EPS

Beginning with this Annual Report, Adjusted Net Income is presented as a non-GAAP financial measure, as we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. In addition, we revised and renamed our non-GAAP measure previously titled "Adjusted EPS" to "Adjusted Diluted EPS". The revised measure uses Adjusted Net Income as the numerator in the calculation and updated the most comparable GAAP measure from Basic EPS to Diluted EPS. We believe that the revised calculation better reflects the potential dilution from these securities and enhances comparability with industry peers.

Adjusted Net Income represents Net income attributable to Class A Common Stockholders, assuming the full exchange of all outstanding THG units and Series A Convertible Preferred Stock for shares of Class A Common Stock, adjusted to exclude (i) net investment gains and losses; (ii) changes in the fair value of warrant liabilities prior to the Warrant Exchange; (iii) changes in the TRA Liability; (iv) gains and losses related to divestitures; and (v) certain other unusual items, each of which we do not believe are directly related to our core operations and may not be indicative of our ongoing performance. Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average shares of Class A Common Stock outstanding, assuming the full exchange of all outstanding THG units, Series A Convertible Preferred Stock, and unvested share-based compensation awards. Refer to Note 6 — Fair Value Measurements in Item 8 of Part II of this Annual Report for additional information regarding the Warrant Exchange.

How These Measures Are Useful

When used in conjunction with GAAP financial measures, Adjusted Net Income and Adjusted Diluted EPS are supplemental measures of operating performance that we believe are useful measures to evaluate our performance period over period and relative to our competitors and peers. Management uses Adjusted Net Income and Adjusted Diluted EPS to evaluate our operating performance on a consistent basis to make strategic and operational decisions. We believe these measures provide management and investors with useful information regarding trends in our business that may not otherwise be apparent when relying solely on GAAP measures. By assuming the full exchange of all outstanding THG units and Series A Convertible Preferred Stock, we believe these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in Net income attributable to Class A Common Stockholders driven by increases in Hagerty, Inc.'s ownership in THG, which is unrelated to our operating performance, and excludes items that are unusual or may not be indicative of our ongoing performance.

Limitations of the Usefulness of These Measures

Adjusted Net Income and Adjusted Diluted EPS may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of Adjusted Net Income and Adjusted Diluted EPS should not be considered alternatives to Net income attributable to Class A Common Stockholders and Diluted EPS, as determined under GAAP. While these measures are useful in evaluating our performance, they assume the full exchange of all outstanding THG units and Series A Convertible Preferred Stock for shares of Class A Common Stock, which has not occurred and may not occur. Further, the adjustments made to arrive at Adjusted Net Income exclude certain expenses and income that may recur in the future. Adjusted Net Income and Adjusted Diluted EPS should be evaluated in conjunction with our GAAP financial results. A reconciliation of Adjusted Net Income to Net income attributable to Class A Common Stockholders, the most directly comparable GAAP measure, and the computation of Adjusted Diluted EPS are presented below.

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[1] For the year ended December 31, 2025, other unusual items includes certain legal settlement expenses, professional fees associated with the THG Unit Exchange and related Secondary Offering, and certain material severance expenses. For the year ended December 31, 2024, other unusual items includes professional fees associated with the Warrant Exchange, as well as certain material severance expenses.

[2] Represents the tax effect of the aforementioned adjustments to reflect corporate income taxes at an estimated effective tax rate of 23.7% and 26.3% for the years ended December 31, 2025 and 2024, respectively, which considers the U.S. federal statutory rate of 21%, a combined state income tax rate of approximately 5% (net of federal benefits), and certain material permanent items.

[3] Assumes the exchange of all outstanding THG units, Series A Convertible Preferred Stock, and unvested share-based compensation awards for shares of Class A Common Stock, resulting in the elimination of the non-controlling interest and recognition of the Net income attributable to non-controlling interest, as well as elimination of the accretion of Series A Convertible Preferred Stock.

[4] Represents the per share impact of non-GAAP adjustments for each period. Refer to the reconciliation above for additional information.

HAGERTY Q4 2025 | 17

Markel Fronting Arrangement Evolving the decade-long partnership, with Hagerty controlling 100% of the premium in 2026 HAGERTY Q4 2025 | 18 → 1997 Mazda Miata: Smiles per mile, still undefeated. PHOTOGRAPHER: JAMES LIPMAN DRIVING BETTER PROFITABILITY AND OPERATIONAL CONTROL WITH NO DISRUPTION TO POLICYHOLDERS Hagerty and Markel are currently under a non-binding LOI. The Proposed Fronting Arrangement is subject to negotiation of final binding agreements between the parties. PREVIOUS MODEL NEW FRONTING STRUCTURE (1/1/26) » Hagerty earns 42% total commissions as an MGA and retains 80% of the risk via Hagerty Re » Markel retains 20%, handles filings and administrative support » Hagerty Re pays a 47% ceding commission to Markel (~42% commissions + ~5% for G&A, taxes and operating expenses) » Hagerty Re earns 100% of the premium and retains 100% of the risk » Hagerty secures expanded underwriting and claims authority; Markel issues policies and provides administrative support » Hagerty Re pays a ~2% fronting fee and funds G&A, taxes and operating

HAGERTY Q4 2025 | 19 WELL-POSITIONED TO CAPTURE ADDITIONAL MARKET SHARE Large and underpenetrated target market Hagerty Target Market is the subset of TAM identified as more likely to be currently used as collector vehicles based on age, inherent vehicle characteristics and expert curation. Source: Hagerty. Company reports based on aggregated data of various sources; 1 Per Facebook analytics, members who have expressed an interest in or “Liked” automobiles or associated interests. 2 Per Hagerty company reports based on aggregated data of various sources. 3 Vehicles in force as of December 31, 2025. TYPE TOTAL ADDRESSABLE MARKET (M) HAGERTY TARGET MARKET (M) HAGERTY TCM PENETRATION Pre 1981 Vehicles 11.1 11.1 15.3% Post 1980 Vehicles 38.0 24.9 3.1% Total 49.1 36.0 6.9% 2.8M Hagerty Insured Vehicles3 36M Hagerty Target Market2 49M Total Addressable Market 67M U.S. Auto Enthusiasts2 500M+ Global Auto Enthusiasts1 HAGERTY PENETRATION AND U.S. AUTO INSURED VEHICLE COUNT Pre 1981 Vehicle Count Post 1980 Vehicle Count 0 200,000 400,000 600,000 800,000 1,000,000 1,200,000 1,400,000 1,600,000 1,800,000 2,000,000 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 ~3% ~15%

HAGERTY Q4 2025 | 20 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 —% 100% 200% 300% 400% 500% 600% Hagerty U.S. Auto - CAGR 13% Industry Top 100 - CAGR 5% Hagerty Loss Ratio - average = 39% Industry Loss Ratio - average = 68% HAGERTY U.S. AUTO PREMIUM GROWTH VS. INDUSTRY TOP 100 HAGERTY U.S. AUTO LOSS PERFORMANCE VS. INDUSTRY TOP 100 Source: Hagerty Internal Data, S&P Global Market Intelligence (2025). To ta l P er ce nt ag e G ro w th To ta l L os s P er fo rm an ce 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 20% 30% 40% 50% 60% 70% 80% 90% HAGERTY’S DIFFERENTIATED MODEL DELIVERS HIGH-QUALITY GROWTH Consistent low to mid-teens premium growth with low volatility underwriting

HAGERTY Q4 2025 | 21 HISTORICAL WRITTEN PREMIUM GROWTH 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 0 200 400 600 800 1,000 1,200 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 —% 3% 5% 8% 10% 13% 15% 18% 20% TOTAL U.S. AUTO WRITTEN PREMIUM U.S. AUTO WRITTEN PREMIUM ANNUAL GROWTH

HAGERTY Q4 2025 | 22 450,000 400,000 350,000 300,000 250,000 200,000 150,000 100,000 50,000 0 2025 2024 2023 2022 2021 2020 2019 2018 2017 2016 2015 2014 • New business count accelerated with commencement of State Farm Classic+ conversion WRITTEN PREMIUM GROWTH FUELED BY NEW MEMBERS Consistent share gains drive new business count